UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia 22107-0910

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

Completion of Merger

On December 23, 2013 (the “Closing Date”), Gannett Co., Inc. (“Gannett”) completed the previously announced merger transaction contemplated in the Agreement and Plan of Merger, dated June 12, 2013 (the “Merger Agreement”), among Belo Corp. (“Belo”), Gannett, and Delta Acquisition Corp., a wholly-owned subsidiary of Gannett (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Belo (the “Merger”), with Belo surviving the Merger as a wholly-owned subsidiary of Gannett.

At the effective time (the “Effective Time”) of the Merger, each share of Belo’s Series A Common Stock and Series B Common Stock (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Shares held by Belo, subsidiaries of Belo, Gannett or Merger Sub) was converted into the right to receive $13.75, without interest (the “Merger Consideration”). Each outstanding option of Belo (all of which were vested) was canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of the excess, if any, of the Merger Consideration over the applicable exercise price per Share of such option multiplied by the number of Shares for which such option was exercisable, and each outstanding restricted stock unit (“RSU”), whether vested or unvested, was fully vested (determined, in the case of any performance-based RSU with an open performance period as of the Effective Time, based on the greater of target performance and actual year-to-date results, as applicable) upon the Effective Time, and was canceled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the Merger Consideration with respect to such RSU plus any accrued but unpaid dividend equivalents. The total cash consideration for the Merger was approximately $1.5 billion, in addition to the assumption of $715 million of outstanding Belo debt.

Completion of Restructuring

As part of the transactions contemplated by the Merger Agreement, Gannett and Belo restructured certain of Belo’s media holdings at the Effective Time. Simultaneously with the closing of the transactions contemplated by the Merger Agreement, Gannett closed on Asset Purchase Agreements (collectively, the “Restructuring Agreements”) with Sander Holdings, LLC and certain of its subsidiaries and Tucker Operating Co. LLC (the “Restructuring Assignees”).

Pursuant to the Restructuring Agreements, simultaneously with the closing of the Merger, the Belo subsidiaries that owned and operated Belo’s stations located in the Louisville, Kentucky; Phoenix, Arizona; Portland, Oregon; St. Louis, Missouri; and Tucson, Arizona television markets entered into their respective Restructuring Agreement and thereupon assigned, transferred, and conveyed to the Restructuring Assignees designated assets, including the applicable Federal Communications Commission (“FCC”) licenses, and certain operating equipment and programming and distribution agreements relating to the respective stations. As previously announced, the purchase of station KMOV-TV in St. Louis, Missouri is subject to the terms of a proposed consent decree with the U.S. Department of Justice, which requires a divestiture of that station. Gannett also entered into, effective after closing of the Merger and the conveyance under the Restructuring Agreements, shared services or other support agreements with the Restructuring Assignees. In addition, the Restructuring Assignees granted Gannett (or its assignee) the right to acquire such stations in the future, subject to applicable law. In order to facilitate the efficient pricing of the acquisition financing needs of the Restructuring Assignees, Gannett guaranteed debt incurred by the Restructuring Assignees in connection with the closings under the Restructuring Agreements.

Financing Arrangements

The source of the aggregate purchase price paid by Gannett in the Merger consisted of the net proceeds from the sale of Gannett’s $600 million aggregate principal amount of 5.125% Senior Notes due 2019 and $650 million aggregate principal amount of 6.375% Senior Notes due 2023, and approximately $214 million of cash on hand.

The description of the Merger and Merger Agreement contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Gannett’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 18, 2013 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On December 23, 2013, Gannett issued a news release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing the completion of the Merger.

References to Gannett’s website in the news release do not incorporate by reference the information on such website into this Current Report on Form 8-K, and Gannett disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release of Gannett Co., Inc. dated December 23, 2013 (furnished herewith).

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Belo Corp., Gannett Co., Inc. and Delta Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Gannett’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 18, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2013	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
	Name:	Todd A. Mayman
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Gannett Co., Inc. dated December 23, 2013.

2.1	Agreement and Plan of Merger, dated as of June 12, 2013, by and among Belo Corp., Gannett Co., Inc. and Delta Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Gannett’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 18, 2013)